Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

Granted by

FIRST NIAGARA FINANCIAL GROUP, INC.

under the

FIRST NIAGARA FINANCIAL GROUP, INC.
2012 EQUITY INCENTIVE PLAN

This Restricted Stock Unit Agreement (this “Restricted Stock Unit Award” or this “Agreement”) is hereby made subject to the provisions of the 2012 Equity Incentive Plan (the “Plan”) of First Niagara Financial Group, Inc. (including its Subsidiaries where applicable, the “Company”), which provisions are hereby incorporated by reference and made a part hereof. A copy of the Plan has been provided to the holder of this Restricted Stock Unit Award (the “Participant”), and the Participant hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee will be final, binding and conclusive upon the Participant and the Participant’s beneficiaries, heirs, legal representatives, successors and permitted assigns. Unless the context clearly indicates otherwise, capitalized terms used herein but not defined will have the meaning given such terms in the Plan. The term “Stock” shall refer to the common stock, $0.01 par value per share, of the Company.
The number of shares of Stock (or share determination formula) under this Restricted Stock Unit Award is set forth in the award notice or email (the “Award Notice”) sent to the Participant that sets forth the grant of this Restricted Stock Unit Award and the terms thereof, and such Award Notice is hereby incorporated by reference and made a part hereof. This Restricted Stock Unit Award is described in the Award Notice as “Performance-Based Restricted Stock Units.” For purposes of this Agreement, the “Grant Date” shall mean the date that this Restricted Stock Unit Award was granted to the Participant, as set forth in the Award Notice sent to the Participant. In addition, “Performance Period” shall mean the three-year period set forth on Exhibit A to this Agreement.

1.	Vesting Schedule.
Except as otherwise provided in Section 4 of this Agreement, subject to the Participant’s continued Service with the Company through the applicable vesting date, this Restricted Stock Unit Award or portion thereof shall vest upon the certification by the Committee after the end of the Performance Period of the level of achievement of the performance goals set forth on Exhibit A to this Agreement (the “Performance Goals”) for the Performance Period.
2.    Grant of Restricted Stock Unit Award.
The Restricted Stock Unit Award will be in the form of a bookkeeping entry denominated in the number of shares of Stock subject to this Restricted Stock Unit Award, pending the vesting or forfeiture of this Restricted Stock Unit Award.

3.	Terms and Conditions.

(a)
Voting. The Participant will not have the right to vote the shares of Stock underlying this Restricted Stock Unit Award unless and until the issuance to the Participant of the underlying shares of Stock that have vested pursuant to Section 1 or Section 4 of this Agreement, subject to forfeiture pursuant to Section 5(e) of this Agreement.

(b)	Dividend Equivalents. No dividend equivalents will be distributed or paid to the Participant.

(c)
Payment. Except as otherwise provided by Section 4 of this Agreement, payment of this Restricted Stock Unit Award that vest pursuant to Section 1 of this Agreement, subject to forfeiture pursuant to Section 5(e) of this Agreement, shall be made in shares of Stock in the year following the year in which the Performance Period ends.

(d)	Withholding.

(i)
The Participant shall have the right to direct the Company to satisfy the minimum amount of the federal, state and local taxes required to be withheld upon the payment of this Restricted Stock Unit Award by withholding a number of shares of Stock (based on the Fair Market Value on the date that this Restricted Stock Unit Award becomes subject to such taxes) otherwise to be paid that are necessary to satisfy the minimum amount of the taxes required to be withheld.

(ii)
In the event that the Participant does not make other arrangements with the Company for the payment of the minimum amount of federal, state or local taxes required to be withheld prior to or at the time of the payment of this Restricted Stock Unit Award, then the Company shall have the right to withhold the number of shares of Stock (based on the Fair Market Value on the date that this Restricted Stock Unit Award becomes subject to such taxes) otherwise to be paid that are necessary to satisfy the minimum amount of the taxes required to be withheld.

4.    Effect of Certain Events.

(a)
Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, the Performance Goals will be deemed satisfied at target and this Restricted Stock Unit Award will become fully vested for the target number of shares of Stock, and shall be paid in shares of Stock no later than the later of the end of the year in which the Termination of Service occurs and the 15th day of the third month following the date of the Termination of Service, and neither the Participant nor the Participant’s beneficiaries or heirs shall be permitted, directly or indirectly, to designate the year of payment.

(b)
Retirement. In the event of the Participant’s Termination of Service due to Retirement at any time following the one-year anniversary of the Grant Date, this Restricted Stock Unit Award will continue to vest without regard to the Participant’s continued employment, and shall become vested after the end of the Performance Period to the extent of the achievement of the Performance Goals pursuant to Section 1 of this Agreement, as certified by the Committee, and shall be paid in Shares of Stock in the year following the year in which the Performance Period ends. In the event of the Participant’s Termination of Service due to Retirement on or before the one-year anniversary of the Grant Date, this Restricted Stock Unit Award will expire and be forfeited, regardless of whether the Performance Goals pursuant to Section 1 of this Agreement are achieved.

(c)
Change in Control. If the Participant is covered by the First Niagara Bank Executive Change in Control Severance Plan, as amended, or successor plan or agreement thereto covering the Participant (the “Executive CIC Plan”), on the date of the Termination of Service, then the terms of such Executive CIC Plan as in effect on the date of the Termination of Service shall apply to this Restricted Stock Unit Award.

(d)	Termination for Cause. Notwithstanding any other provision in this Agreement, if the Participant’s Service has been terminated for Cause, this Restricted Stock Unit Award will expire and be forfeited.

(e)
Other Termination. Except as otherwise provided by this Section 4, and except as otherwise provided by the Executive CIC Plan as in effect on the date of the Termination of Service, upon the Termination of Service of the Participant, any unvested shares of Stock under this Restricted Stock Unit Award will expire and be forfeited.

5.    Covenants.

(a)
Unless the Compensation Committee determines otherwise and so advises the Participant in a signed writing, the Participant agrees to comply with this Section 5 while employed by the Company and for the one-year period (an unlimited period for the covenant set forth in Section 5(d) below) immediately following the Participant’s Termination of Service with the Company, regardless of the reason for such Termination of Service.

(b)
The Participant shall not, directly or indirectly, either for the Participant’s own benefit or purpose or for the benefit or purpose of any person other than the Company or any of its Subsidiaries, solicit, call on, do business with, or actively interfere with the Company’s or any Subsidiary’s relationship with, or attempt to divert or entice away, any person or entity that the Participant should reasonably know (i) is a customer of the Company or any Subsidiary for which the Company or any Subsidiary provides any services as of the date of the Participant’s Termination of Service; or (ii) was a customer of the Company or any Subsidiary for which the Company or any Subsidiary provided any services at any time during the 12-month period immediately preceding the date of the Participant’s Termination of Service; or (iii) was, as of the date of the Participant’s Termination of Service, considering retention of the Company or any Subsidiary to provide any services.

(c)
The Participant shall not, directly or indirectly, either for the Participant’s own benefit or purpose or for the benefit or purpose of any person other than the Company or any of its Subsidiaries, employ, or offer to employ, call on, or actively interfere with the Company’s or any Subsidiary’s relationship with, or attempt to divert or entice away, any employee of the Company or any of its Subsidiaries, nor shall the Participant assist any other person in such activities.

(d)
During the Participant’s employment with the Company or any Subsidiary, and thereafter regardless of the reason for the Termination of Service, the Participant will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of the Company and its Subsidiaries, whether or not conceived of or prepared by the Participant, other than: (i) information generally known to the public; (ii) as required in the course of employment by the Company or Subsidiary; (iii) as required by any court, supervisory authority, administrative agency or applicable law; or (iv) with the prior written consent of the Compensation Committee or its designee.

(e)
Upon any breach of the covenants set forth in this Section 5, the Participant agrees and acknowledges that this Restricted Stock Unit Award shall automatically and immediately terminate and become null and void. In addition, Participant agrees and acknowledges that a breach of the covenants set forth in this Section 5 will cause the Company and its Subsidiaries irreparable harm, and that the Company and its Subsidiaries will therefore be entitled to issuance of immediate, as well as permanent, injunctive relief restraining the Participant, and each and every person and entity acting in concert or participating with the Participant, from initiation and/or continuation of such breach. Participant further understands and agrees that for the purpose of fashioning an appropriate injunctive remedy, the time period of the covenants set forth in this Section 5 shall be extended by any time period the Participant is found to be in breach of said covenants. In the event any of this Section 5 is determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which said restriction applies, it is the intent of the Participant and the Company and its Subsidiaries that said court reduce and reform the provisions thereof so as to apply to the greatest limitations considered enforceable by the court.

6.    Miscellaneous.

(a)
Delivery of shares of Stock under this Restricted Stock Unit Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)	This Restricted Stock Unit Award will be adjusted upon the occurrence of the events specified in Section 3.3 of the Plan.

(c)	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

(d)	Prior to vesting, this Restricted Stock Unit Award may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

(e)	This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the State of Delaware.

(f)	The granting of this Restricted Stock Unit Award does not confer upon the Participant any right to be retained in the Service of the Company or any Subsidiary.

(g)	In the event of any conflict among the provisions of the Plan and this Agreement, the provisions of the Plan will be controlling and determinative.

(h)
The Participant’s rights, payments and benefits with respect to this Restricted Stock Unit Award shall be subject to reduction, cancellation, forfeiture or recoupment pursuant to Section 7.17 of the Plan.

(i)	Notwithstanding any other provision of the Plan or this Agreement to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, then the Participant shall return to the Company, or forfeit if not yet paid, the shares of Stock under this Restricted Stock Unit Award received during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of the number of shares that would have vested based on the accounting restatement, as determined by the Committee, in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

(j)
Any actions by the Company under this Agreement or the Plan must comply with the law, including regulations and other interpretive action, of the Federal Deposit Insurance Act, Federal Deposit Insurance Corporation, or other entities that supervise any of the activities of the Company. Specifically, any payments to the Participant by the Company, whether pursuant to this Agreement, the Plan or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

(k)
This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

(l)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(m)
This Restricted Stock Unit Award is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), and this Agreement will be administered and interpreted consistent with such intention. Notwithstanding any other provision of this Agreement, in the event that the Participant is a “specified employee” for purposes of Section 409A, any payment to the Participant pursuant to this Agreement that is required to be delayed by six-months by Section 409A shall instead be made on the first day of the month following the expiration of such six-month period.

IN WITNESS WHEREOF, the Company has executed this Agreement effective as of the Grant Date.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ Kate White
Kate White, EVP, Managing Director
of Human Resources and Corporate Communications

EXHIBIT A
PERFORMANCE GOALS
DESCRIPTION OF PERFORMANCE CRITERIA FOR VESTING

•	Performance Period: January 1, 2015 through December 31, 2017.

•	Performance-based restricted shares will have a three-year cliff vest based on FNFG’s total shareholder return (TSR) performance relative to an industry index, using the definitions set forth below:
Definitions:
3-year Total Shareholder Return (TSR) reflects the rate of return reflecting price appreciation plus reinvestment of dividends calculated as follows: (Ending stock price - Beginning stock price + Dividends paid) / Beginning stock price. To minimize the effect of a single day’s stock price influencing the TSR calculation, the Company will calculate TSR using an average of the adjusted closing stock price values for the month of December 2014 (prior to the beginning of the 2015 Performance Period) and adjusted closing stock price values for the month of December 2017 (end of the 2015 Performance Period). The source of the adjusted stock price and dividends will be SNL, and if SNL is not available, Yahoo Finance.
Industry Comparator Group reflects the SNL Mid-Cap Bank Index (excluding OTCBB and Pink Sheets traded companies). Banks in this group include $1 Billion to $5 Billion Total Common Market Capitalization. Index component companies will be determined after December 31, 2017. To minimize the concern of survivor bias, the Company will compare the component company list as of December 31, 2014 and December 31, 2017 and include all companies in both lists. If the Index includes failed banks and those banks’ performance information cannot be obtained, the failed banks will remain listed at the bottom of the group and will be included in the ranking calculation.
PERFORMANCE SHARE AWARD DETERMINATION
Following publication of industry peer performance results after the end of the performance period (i.e., December 31, 2017 for the 2015 grants), the Company’s performance relative to the index will be calculated.
Performance level and earned amounts will be determined and shares will vest accordingly. Assuming a minimum threshold performance is achieved, 50% of target awards will be vested. Once threshold performance is achieved, actual awards will be interpolated between 50% - 150% of target to reward for incremental performance relative to the industry comparison group.

Measure	Payout Range
	< Threshold < 35th percentile	Threshold 35th percentile	Target 50th percentile	Stretch 75th percentile and above
Relative 3-year TSR (i.e., percentile rank)	0%	50%	100%	150%
Additional modifier: if TSR is negative (even if above the 35th percentile), the payout will not exceed threshold payout level in aggregate (e.g., 50% of target).